UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2015

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-1607874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11825 Major Street, Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

(310) 915-9700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2015 (the “Closing Date”), eWellness Healthcare Corporation (the “Company”, “we”, “us”, “our”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liabilities company (the “Buyer”) relating to the issuance and sale (the “Offering”) of (i) a note (the “Note”) of $275,000 in principal amount including $250,000 actual payment of purchase price (the “Purchase Price”) plus a 10% original issue discount (the “Principal Amount”), and (ii) a warrant to purchase 250,000 shares of common stock of the Company, par value per share $0.001 (the “Common Stock”) with an exercise price of $0.80 per share, to Buyer, in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

Convertible Note

On the Closing Date, the Company issued a Note of $275,000 in face value, which will, by its principal terms,

●	Carry an interest (the “Interest”) on the unpaid principal amount at the rate of 8% per annum. Interest all commence accruing on the date that the Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any Principal Amount or Interest which is not paid when due shall bear interest at the rate of 15% per annum from the due date until the same is paid (the “Default Interest”);

●	Mature on June 2, 2016 and may not be prepaid in whole or in part except otherwise explicitly set forth in the Note;

●	Be unsecured but shall be a senior obligation of the Company, with priority over all existing and future indebtedness of the Company as provided for in the Note;

●	Convert into shares of common stock of the Company, par value per share $0.001 (the “Common Stock”) at Buyer’s option, provided that such conversion shall not result in beneficiary ownership by Buyer and its affiliates of more than 4.99% of the then outstanding shares of Common Stock unless such conversion limitation is waived by Buyer’s notice to the Company at least 60 days prior to the conversion; and

●	Convert into shares of Common Stock at a price equal to 75% multiplied by the lowest per share financing transaction of the Company of any kind as of or following the Closing Date (the “Fixed Conversion Price”), subject to certain adjustment as set forth in the Note; provided that, from and after the occurrence of any Event of Default set forth in the Note, the price shall be the lower of (i) $0.50 or (ii) 75% multiplied by the lowest sales price of the Common Stock in a public market during the 10 consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion (as defined in the Note).

Events of Default

Under the Note, the occurrence of any of the following events, among others, shall be considered as an Event of Default, that:

●	the Company fails to obtain a listing of its Common Stock on at least one of OTCBB, OTCQB, Nasdaq or NYSE , (the “List Date”) within 90 days of the Closing Date or fail to maintain the listing of its Common Stock;

●	the Company fails to comply with the reporting requirements of the 1934 Act and/or ceases to be subject to the reporting requirements of the 1934 Act;

●	the restatement of any financial statements for any date or period from 2 years prior to the Closing Date and until this Note is no longer outstanding results in a material adverse effect on the rights of the Buyer;

●	the DTC places a “chill” on any of the Company’s securities;

●	the Company’s Common Stock becomes not eligible for trading through the DTC’s FAST Automated Securities Transfer or Deposit/Withdrawal at Custodian programs;

●	the Company fails to raise at lease $1,000,000 in a Primary Offering (as defined in the Note) within 120 days following the List Date.

●	the Company fails to appoint VStock Transfer LLC as the transfer agent for its common stock within 30 days of Listing Date.

Subject to applicable cure periods and delivery of written notice to the Company if applicable, the Note shall become immediately due and payable upon occurrence of an Event of Default and the conversion price shall be adjusted as set forth in the Note if applicable.

Warrant

On the Closing, the Company issued a Warrant to purchase up to 250,000 shares of Common Stock. The Class C Warrant will, by it principal terms,

●	Entitle the holder to purchase up to 250,000 shares of Common Stock;

●	Be exercisable at any time after the issuance and shall expire on the date that is five (5) years following the original issuance date of the Warrants; and

●	Be exercisable, in whole or in part, at an initial exercise price of $0.80 per share of Common Stock, subject to adjustment as set forth in the Warrant, provided that such exercise shall not result in beneficiary ownership by the Buyer and its affiliate of more than 4.99% of the then outstanding shares of Common Stock unless such exercise limitation is waived by Buyer’s notice to the Company at least 60 days prior to the exercise.

Issuance Shares

On the Closing Date, the Company also issued 50,000 share of Common Stock to the Buyer as additional consideration for the purchase of the Note (the “Issuance Shares”, together with Note, Warrant, and the “Securities”).

Right of Participation in Subsequent Offering

Pursuant to the Securities Purchase Agreement, as long as the Note is outstanding, the Company will not offer, sell, grant any option to purchase, or otherwise dispose of any of its or its Subsidiaries’ debt, equity or equity equivalent securities ( any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the gross proceeds of a Subsequent Placement is $1.0 million or greater, provided that the Company shall offer to issue and sell to or exchange with the Buyer at least 50% of the securities offered in the Subsequent Placement and comply with Section 4(d) of the Securities Purchase Agreement.

Listing.

The Company will, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB or any equivalent replacement exchange or electronic quotation system (including but not limited to the Pink Sheets electronic quotation system) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company further agrees to appoint VStock Transfer LLC as the transfer agent for the Common Stock within 30 days of Listing Date and maintain such appointment for as long as the Note and Warrant outstanding.

Piggy-Back Rights.

If at any time on or after the Closing Date, the Company proposes to file any Registration Statement under the 1933 Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall grant holders of the Note, the Warrant , Issuance Shares or shares of Common Stock underlying the Note or the Warrant (collectively, the “Registrable Securities”) a piggy-back registration right to include the Registrable Securities in the registration statement.

Use of Proceeds

The Company shall use the proceeds for general working capital purposes and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

The foregoing description of the Securities Purchase Agreement, Note and Warrant (collectively, the “Offering Documents”) is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of each of the Offering Documents is filed as Exhibits 10.1, 10.2 and 10.3 respectively, to this current report on Form 8-K.

Important Notice regarding the Offering Documents

The Offering Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Offering Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Offering Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Offering Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Offering Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated December 2, 2015+
10.2	Form of Senior Convertible Promissory Note+
10.3	Form of Warrant Agreement+

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eWellness Healthcare Corporation

Date: December 14, 2015	By:	/s/ Darwin Fogt
Darwin Fogt,
Chief Executive Officer